THE INFORMATION MARKED BY * AND [ ] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

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--------------------------------------------------------------------------------

                               PROGENITOR, INC.,

                             A DELAWARE CORPORATION

                                      AND

                                  AMGEN INC.,

                             A DELAWARE CORPORATION

                            STOCK PURCHASE AGREEMENT

                               DECEMBER 31, 1996

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--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            PAGE

1. Purchase and Sale of Stock. . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.1. Sale and Issuance of Stock . . . . . . . . . . . . . . . . . . . . . 1
     1.2. Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.3. No Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.4. Registration of Common Stock . . . . . . . . . . . . . . . . . . . . 2
     1.5. Procedures at Closing Date . . . . . . . . . . . . . . . . . . . . . 3

2. Representations and Warranties of the Company . . . . . . . . . . . . . . . 3
     2.1. Organization, Good Standing and Qualification. . . . . . . . . . . . 3
     2.2. Capitalization and Voting Rights . . . . . . . . . . . . . . . . . . 3
     2.3. Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     2.4. Valid Issuance of Stock. . . . . . . . . . . . . . . . . . . . . . . 4
     2.5. Governmental Consents. . . . . . . . . . . . . . . . . . . . . . . . 4
     2.6. Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     2.7. Proprietary Information and Inventions Agreements. . . . . . . . . . 5
     2.8. Compliance with Other Instruments. . . . . . . . . . . . . . . . . . 5
     2.9. Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     2.10. Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . 6
     2.11. Corporate Documents . . . . . . . . . . . . . . . . . . . . . . . . 6
     2.12. Title to Property and Assets. . . . . . . . . . . . . . . . . . . . 6
     2.13. Tax Returns, Payments and Elections . . . . . . . . . . . . . . . . 6
     2.14. Absence of Changes. . . . . . . . . . . . . . . . . . . . . . . . . 7
     2.15. SEC Filings; Financial Statements . . . . . . . . . . . . . . . . . 7

     2.16. Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . 8

3. Representations and Warranties of the Investor. . . . . . . . . . . . . . . 8
     3.1. Authorization, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . 8
     3.2. Purchase Entirely for Own Account. . . . . . . . . . . . . . . . . . 8
     3.3. Disclosure of Information. . . . . . . . . . . . . . . . . . . . . . 9
     3.4. Investment Experience. . . . . . . . . . . . . . . . . . . . . . . . 9
     3.5. Accredited Investor. . . . . . . . . . . . . . . . . . . . . . . . . 9
     3.6. Restricted Securities. . . . . . . . . . . . . . . . . . . . . . . . 9
     3.7. Further Limitations on Disposition . . . . . . . . . . . . . . . . .10

4. Certain Transfer Restrictions . . . . . . . . . . . . . . . . . . . . . . .10
     4.1. Right of First Purchase. . . . . . . . . . . . . . . . . . . . . . .10
     4.2. Lock-Up Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .10
     4.3. Stop Transfer Instructions . . . . . . . . . . . . . . . . . . . . .11

5. Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     5.1. Termination of Registration Rights . . . . . . . . . . . . . . . . .11
     5.2. Demand Registration. . . . . . . . . . . . . . . . . . . . . . . . .11
     5.3. Piggy-Back Registrations . . . . . . . . . . . . . . . . . . . . . .13
     5.4. Obligations of the Company . . . . . . . . . . . . . . . . . . . . .14
     5.5. Certain Holder Obligations . . . . . . . . . . . . . . . . . . . . .16
     5.6. Expenses of Registration . . . . . . . . . . . . . . . . . . . . . .17
     5.7. Adjustments for Stock Splits . . . . . . . . . . . . . . . . . . . .17
     5.8. Delay of Registration. . . . . . . . . . . . . . . . . . . . . . . .17
     5.9. Certain Reports. . . . . . . . . . . . . . . . . . . . . . . . . . .18
     5.10. Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . .18

     5.11. Assignment of Registration Rights . . . . . . . . . . . . . . . . .21
     5.12. "Market Stand-Off" Agreement. . . . . . . . . . . . . . . . . . . .21
     5.13. Restrictions on Certain Sales by the Company. . . . . . . . . . . .22

6. Conditions of the Investor's Obligations at Closing . . . . . . . . . . . .22
     6.1. Representations and Warranties . . . . . . . . . . . . . . . . . . .22
     6.2. Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     6.3. Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . .23
     6.4. License Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .23
     6.5. Opinion of Company Counsel . . . . . . . . . . . . . . . . . . . . .23
     6.6. Units Offering . . . . . . . . . . . . . . . . . . . . . . . . . . .23

7. Conditions of the Company's Obligations at Closing. . . . . . . . . . . . .23
     7.1. Representations and Warranties . . . . . . . . . . . . . . . . . . .23
     7.2. Performance of Obligations . . . . . . . . . . . . . . . . . . . . .23
     7.3. Payment of Purchase Price. . . . . . . . . . . . . . . . . . . . . .23
     7.4. License Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .24
     7.5. Units Offering . . . . . . . . . . . . . . . . . . . . . . . . . . .24

8. Standstill Covenant . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     8.1. Standstill Agreement . . . . . . . . . . . . . . . . . . . . . . . .24
     8.2. Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

9. Certain Initial Public Offering Matters . . . . . . . . . . . . . . . . . .27
     9.1. Registration of Stock. . . . . . . . . . . . . . . . . . . . . . . .27
     9.2. Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . .27
     9.3. Common Stock Purchase. . . . . . . . . . . . . . . . . . . . . . . .27

10. Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     10.1. Survival of Warranties. . . . . . . . . . . . . . . . . . . . . . .27
     10.2. Public Announcements. . . . . . . . . . . . . . . . . . . . . . . .27
     10.3. Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . .28
     10.4. Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     10.5. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     10.6. Titles and Subtitles. . . . . . . . . . . . . . . . . . . . . . . .28
     10.7. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     10.8. Finder's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     10.9. Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     10.10. Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . .29
     10.11. Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     10.12. Breach; Status of License Agreement. . . . . . . . . . . . . . . .29
     10.13. Specific Enforcement . . . . . . . . . . . . . . . . . . . . . . .30
     10.14. Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .30
     10.15. Further Assurances . . . . . . . . . . . . . . . . . . . . . . . .30
     10.16. Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . .30
     10.17. Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30

11. Certain Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .31

       EXHIBIT A    Promissory Note
       EXHIBIT B    Opinion of Counsel for the Company

                            STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement (this "Agreement") is made as of December 31, 1996, by and between PROGENITOR, INC., a Delaware corporation (the "Company"), and AMGEN INC., a Delaware corporation (the "Investor"). Certain capitalized terms not otherwise defined herein shall have the meanings as defined in Section 11.

                                    RECITALS

          Whereas, the Company and the Investor are entering into that certain License Agreement (the "License Agreement") of even date herewith; and

          WHEREAS, in connection with the License Agreement, the Company desires to sell to the Investor and the Investor desires to purchase from the Company, shares of the Company's Common Stock, Class A, par value $.001 per share (the "Common Stock").

              NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   PURCHASE AND SALE OF STOCK

     1.1  SALE AND ISSUANCE OF STOCK

          The Investor shall subject to the terms and conditions of this Agreement, purchase, and the Company agrees to issue and sell to the Investor on the Closing Date (as defined below), (i) in connection with the Company's Initial Public Offering shares of the Common Stock with an aggregate Fair Market Value (as defined below) of $4,500,000 for a purchase price payable in cash of $4,500,000 (the "Cash Common Stock"), and (ii) in connection with the Company's Initial Public Offering or as contemplated in Section 1.2 below shares of the Common Stock with an aggregate Fair Market Value of $1,000,000 (the "Note Common Stock") for a purchase price payable in cash of $.001 per share and a promissory note in the amount of $1,000,000 (subject to the provisions of Section 1.2 hereof) in the form attached hereto as EXHIBIT A (the "Promissory Note").

     1.2  CLOSING DATE

          The purchase and sale of the Common Stock shall take place at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California, at 10:00 a.m., on the closing date of the Company's Initial Public Offering (the "Closing Date"). The Company may elect to require the Investor to purchase one-half of the Note Common Stock on December 31, 1997 and may elect to require the Investor to purchase the remaining unpurchased Note Common Stock on December 31, 1998 in each case only if the Initial Public Offering has not occurred prior to such date. To the extent that the Company makes an election to require the Investor's purchase of Note Common Stock on either of such dates then the date in question shall be deemed the Closing Date for all purposes of this Agreement with respect to the Note Common Stock required to be purchased on such date, including the determination of the Fair Market Value of such Note Common Stock and the satisfaction of the applicable closing conditions, including the delivery of closing certificates and legal opinions as required by Sections 6 and 7 hereof. To the extent that the Company elects to require the purchase of Note Common Stock on either or both of such dates, (and either or both of such dates is prior to the Initial Public Offering), then the obligation of the Investor to purchase Note Common Stock from the Company in connection with the Company's Initial Public Offering shall be proportionately reduced and the principal amount of the Promissory Note required to be delivered in connection with the purchase thereof shall also be proportionately reduced (I.E., $500,000 in the event that one installment of Note Common Stock with a Fair Market Value of $500,000 has been purchased) prior to the Initial Public Offering. The purchase price for any Note Common Stock required to be purchased on December 31, 1997 or December 31, 1998 shall be payable entirely in cash in the amount of $500,000. The Company may defer the election to require purchase of either or both such installments of Note Common Stock until the Initial Public Offering in which case any such deferred installment shall also be purchased for cash in the amount of $500,000. The obligation of the Investor to purchase the Cash Common Stock shall arise only in connection with the occurrence of the Company's Initial Public Offering. To the extent that the Initial Public Offering has not yet occurred, the Investor shall have no obligation to purchase the Cash Common Stock.

     1.3  NO FRACTIONAL SHARES

          No fractional shares shall be issued upon the sale of any Common Stock to the Investor pursuant to this Agreement, and the number of shares of Common Stock to be issued to the Investor shall be rounded to the nearest whole share.

     1.4  REGISTRATION OF COMMON STOCK

          The Company will use its reasonable efforts to cause the sale of shares of Common Stock to the Investor in connection with the Initial Public Offering to be registered in the registration statement applicable to the Initial Public Offering or to be registered in a separate registration statement at the time of such Initial Public Offering. If the Company is not able to register the issuance to the Investor of such shares of Common Stock, in whole or in part, for any reason in connection with such Initial Public Offering notwithstanding such reasonable efforts, the Investor's obligation to purchase shares of Common Stock in connection with the Initial Public Offering will not be diminished and all shares for which the issuance may not be registered will instead be issued in a private placement to the Investor at the same price that would have been applicable in a direct purchase as part of the Initial Public Offering (as soon as such a private placement may be consummated under applicable law) and such privately placed shares shall be subject to the registration rights provided in Section 5 hereof such that the full $5,500,000 in Fair Market Value of Common Stock contemplated to be purchased hereunder is purchased by the Investor either simultaneously with the Initial Public Offering or as soon thereafter as may be practicable. Any Note Common Stock required to be purchased prior to the Company's Initial Public Offering shall be issued in a private placement to the Investor and shall be subject to the registration rights provided in Section 5.

     1.5. PROCEDURES AT CLOSING DATE

          On the Closing Date, the Company shall deliver to the Investor, certificates for the Common Stock in such denominations as the Investor has requested, dated the date thereof, against (i) payment by the Investor of the cash portion of the purchase price by cashier's check, wire transfer or any combination thereof, and (ii) execution and delivery by the Investor of the Promissory Note (to the extent that the Note Common Stock is being purchased in connection with the Company's Initial Public Offering). The specific procedures outlined in Section 1.2 shall also be applicable in the event of any Closing Date not involving the purchase of all of the Cash Common Stock and Note Common Stock. The specific procedures outlined in the last sentence of the definition of "Initial Public Offering" shall also be applicable in the event of a Closing Date in connection with an Initial Public Offering involving the sale of units.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Investor that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished to the Investor:

     2.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION

          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in Ohio and each other jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     2.2. CAPITALIZATION AND VOTING RIGHTS

          (a) The authorized capital stock of the Company as of the date of this Agreement consists of:

          (i) PREFERRED STOCK. 3,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock") of which 2,120,000 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock") and 880,000 shares have been designated Series B Preferred Stock (the "Series B Preferred Stock," and together with the Series A Preferred Stock, the "Preferred Stock"). The rights, privileges and preferences of the Preferred Stock are as stated in the Company's Certificate of Incorporation, as amended to date; and

          (ii) COMMON STOCK. 39,000,000 shares of the Common Stock, of which 5,771,808 shares are issued and outstanding.

          (b) In addition, as of the date of this Agreement: except as set forth in Schedule 2.2(b) to the Schedule of Exceptions, (i) there are 2,700,000 shares of the Common Stock reserved for issuance under the Company's 1992 Stock Option Plan and 1996 Stock Incentive Plan, under which options to purchase 1,394,550 shares of Common Stock are outstanding; (ii) an additional 200,000 shares of Common Stock are available for issuance under the Company's 1996 Employee Stock Purchase Plan; (iii) the Company has outstanding warrants to purchase 34,901 shares of Series B Preferred Stock; (iv) there is not, (a) any subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company, (b) any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company or (c) any obligation of the Company (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof; and (v) no Person is entitled to any preemptive or similar right with respect to the issuance of any capital stock of the Company.

          (c) All outstanding shares of the Company's Common Stock and Preferred Stock as of the date of this Agreement are duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

     2.3. AUTHORIZATION

          All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the License Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, sale and delivery of the Common Stock being sold hereunder has been taken and this Agreement and the License Agreement constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the enforceability of the indemnification provisions contained in this Agreement may be limited by applicable laws.

     2.4. VALID ISSUANCE OF STOCK

          Except as set forth in Schedule 2.4 to the Schedule of Exceptions, the Common Stock that is purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Company or others, and free, at the time of issuance, of all restrictions on transfer other than restrictions on transfer imposed under this Agreement and under applicable state and federal securities laws.

     2.5. GOVERNMENTAL CONSENTS

          No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filings as may be required to be made pursuant to applicable federal or state securities laws or with any stock exchange (or the Nasdaq National Market or other quotation system of the National Association of Securities Dealers, Inc.) on which the Common Stock may be listed, and except consents, approvals, authorizations or orders the absence of which, either individually or in the aggregate, would not have a material adverse effect on the business, properties, operations or financial condition of the Company taken as a whole.

     2.6. LITIGATION

          There is no action, suit, proceeding or investigation pending or threatened against the Company as of the date of this Agreement that questions the validity of this Agreement or the License Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, nor is the Company aware that there is any basis for the foregoing. The Company is not as of the date of this Agreement a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

     2.7. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS

          Each key employee, officer and consultant of the Company with access to the Company's proprietary information has executed an agreement concerning invention assignment, nondisclosure and proprietary information. The Company, after reasonable investigation, is not aware as of the date of this Agreement that any of its employees, officers or consultants are in violation thereof.

     2.8. COMPLIANCE WITH OTHER INSTRUMENTS

          The Company is not as of the date of this Agreement in violation or default of any provision of its Certificate of Incorporation or Bylaws (each as amended to date), or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge as of the date of this Agreement, of any provision of any federal or state statute, rule or regulation applicable to the Company, which violation or default would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery and performance of this Agreement and the License Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such material violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties. There is no such violation or default as of the date of this Agreement which, with the passage of time or giving of notice or both, would constitute a violation or default that materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company.

     2.9.  DISCLOSURE

           The Company has fully provided the Investor with all the information that the Investor has requested for deciding whether to purchase the Common Stock and all information that the Company believes is reasonably necessary to enable the Investor to make such decision.

     2.10. REGISTRATION RIGHTS

           Except as set forth in Schedule 2.10 to the Schedule of Exceptions or as provided in this Agreement, the Company has not as of the date of this Agreement granted or agreed to grant any registration rights, including piggyback rights, to any Person.

     2.11. CORPORATE DOCUMENTS

           The Certificate of Incorporation and Bylaws of the Company in effect as of the date of this Agreement are in the form attached hereto as
Schedule 2.11 to the Schedule of Exceptions.

     2.12. TITLE TO PROPERTY AND ASSETS

           As of the date of this Agreement, except as set forth in Schedule
2.12 to the Schedule of Exceptions, the Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance as of the date of this Agreement with such leases and, to the best of its knowledge, holds as of the date of this Agreement a valid leasehold interest free of any liens, claims or encumbrances.

     2.13. TAX RETURNS, PAYMENTS AND ELECTIONS

           The Company has filed all tax returns and reports as required by law as of the date of this Agreement. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due as of the date of this Agreement. The provision for taxes of the Company is adequate for taxes due or accrued as of the date of this Agreement. No controversy with any government or government agency regarding tax of any type is pending as of the date of this Agreement as to which the Company has received notice or, to the best of the Company's knowledge, is threatened as of the date of this Agreement.

     2.14. ABSENCE OF CHANGES

           Between September 30, 1995 and the date of this Agreement, there has been no material adverse change in the business, assets, liabilities, financial condition, operations or prospects of the Company.

     2.15. SEC FILINGS; FINANCIAL STATEMENTS

           (a)  The Company's registration statement on Form S-1
(File No. 333-05369) with respect to its proposed Initial Public Offering (the "Form S-1 Registration Statement") (i) was prepared as of the date of its filing in all material respects in accordance with the requirements of the Securities Act and (ii) did not as of the date of its filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (b) The Company's registration statement with respect to its Initial Public Offering (i) will be prepared as of the date it is declared effective by the SEC in all material respects in accordance with the requirements of the Securities Act and (ii) will not as of the date it is declared effective by the SEC (or if amended or superseded by a filing subsequent to its effectiveness, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

           (c) The Company has provided to the Investor the unaudited balance sheet of the Company as of September 30, 1996, and the related unaudited statements of operations, changes in stockholders' equity and cash flows of the Company for the fiscal year ended September 30, 1996 (the "Unaudited Financial Statements"). The Company has presented to the Investor the audited balance sheet of the Company as of September 30, 1995, and the related audited statements of operations, changes in stockholders' equity and cash flows of the Company for the fiscal year ended September 30, 1995 (the "Audited Financial Statements"). Each of the Audited Financial Statements (including the notes thereto) and the Unaudited Financial Statements fairly presents the financial position of the Company as of their respective dates and the results of operations and changes in cash flows for the respective periods set forth therein and has been prepared in accordance with generally accepted accounting principles consistently applied except as otherwise noted therein and subject in the case of the Unaudited Financial Statements to any normal adjustments which would not in the aggregate be material in amount or effect arising as a result of the audit thereof including in connection with the finalization of the footnotes thereto. As of the date of this Agreement, there has been no material adverse change in the financial condition or results of operation of the Company since September 30, 1996 other than as set forth in Schedule 2.15 to the Schedule of Exceptions.

           (d) As of the date of this Agreement, there has been no material change in the Company's business or operations from the information presented in the Form S-1 Registration Statement other than (i) as set forth in Schedule 2.15 to the Schedule of Exceptions, or (ii) any changes that are merely of a prospective nature such as possible material business transactions that have not been consummated.

     2.16. INTELLECTUAL PROPERTY

           To the knowledge of the Company, except as set forth in Schedule 2.16 to the Schedule of Exceptions, it has as of the date of this Agreement sufficient title and ownership interest with respect to patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and proprietary processes as may be necessary to conduct its business as proposed to be conducted after the date hereof without conflict with or infringement of the right of others.

3.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

     The Investor understands the Common Stock to be received by the Investor under this Agreement may be deemed to be "restricted securities" under the Securities Act. The Investor also understands that to the extent that the Common Stock to be received by the Investor does so constitute "restricted securities" it is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Investor's representations contained in the Agreement. The Investor hereby represents and warrants to the Company that (as of the date of this Agreement with respect to Section 3.1):

     3.1.  AUTHORIZATION, ETC.

     The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Investor has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the License Agreement and to carry out and perform its obligations hereunder and thereunder. All corporate action on the Investor's part required for the authorization, execution and delivery of this Agreement and the License Agreement has been taken prior to the date hereof. This Agreement and the License Agreement each constitutes the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and
(iii) to the extent that the enforceability of the indemnification provisions contained in this Agreement may be limited by applicable laws.

     3.2.  PURCHASE ENTIRELY FOR OWN ACCOUNT

           This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that any Common Stock being acquired by the Investor is being acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any third person, with respect to any of the Common Stock being acquired under this Agreement.

     3.3.  DISCLOSURE OF INFORMATION

           Assuming the accuracy in all material respects of the representations and warranties made by the Company hereunder, the Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Common Stock. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Common Stock that may be issued to it under this Agreement and the business, properties, prospects and financial condition of the Company.

     3.4.  INVESTMENT EXPERIENCE

           The Investor has substantial experience in evaluating and investing in securities in development stage companies so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Investor has reviewed the "Risk Factors" set forth in the Company's Form S-1 Registration Statement. The Investor understands that its investment in the Common Stock is speculative and involves a high degree of risk of loss of a substantial portion or all of the Investor's investment. The Investor must bear the economic risk of this investment indefinitely with respect to any Common Stock that constitutes "restricted securities", except if the sale thereof is subsequently registered or an exemption from registration is available. The Investor understands that with respect to any Common Stock that constitutes "restricted securities", there is no assurance that any exemption from registration for the resale thereof under the Securities Act will be available and that, even if available, the exemption may not allow the Investor to transfer all or any portion of such Common Stock under the circumstances, in the amounts or at the times the Investor might propose.

     3.5.  ACCREDITED INVESTOR

           The Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

     3.6.  RESTRICTED SECURITIES

           The Investor understands that the shares of Common Stock it is purchasing, unless the sale thereof is made in a "public offering" registered under the Securities Act within the meaning of Rule 144 under the Securities Act, are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed hereby and by the Securities Act.

     3.7.  FURTHER LIMITATIONS ON DISPOSITION

           Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Common Stock that constitutes "restricted securities" unless and until the Investor shall have complied with the right of first purchase set forth in
Section 4 hereof and any transfer restrictions contained in this Agreement and any permitted transferee has agreed in writing for the benefit of the Company to be bound by this Agreement; and

           (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

           (b) (i) The Investor shall have notified the Company of the proposed disposition, and (ii) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

4.   CERTAIN TRANSFER RESTRICTIONS

     4.1.  RIGHT OF FIRST PURCHASE

           In the event, at any time after the date of this Agreement, the Investor or any Holder proposes to sell shares of Common Stock pursuant to the registration rights contained in Section 5, the Company shall, for a period of no longer than [***] thereafter, have the option, in lieu of registering such shares of Common Stock, to give written notice to the Investor or Holder that it will purchase such shares for the Fair Market Value thereof. The Company may assign its right of purchase to a third Person. In the event that the Company or such third Person has not completed the purchase of such shares of Common Stock pursuant to the terms of such purchase right within [***] of giving notice under this Section 4.1, the Investor or Holder, as the case may be, shall be permitted to sell such shares of Common Stock in accordance with the registration rights granted hereunder.

     4.2.  LOCK-UP AGREEMENT

     Notwithstanding the terms of Sections 4.1, the Investor hereby agrees that for a period of [***] after the Company's Initial Public Offering, it will not directly or indirectly, sell, offer, contract to sell, grant any option to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of, any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock, without the prior written consent of the Company. The Investor further agrees to enter into a lock-up agreement with the managing underwriters for the Company's Initial Public Offering that is consistent with the Investor's commitment made pursuant to the immediately preceding sentence of this Section 4.2.

     4.3.  STOP TRANSFER INSTRUCTIONS

           In order to enforce any transfer restriction or lock-up agreement contemplated by this Agreement, the Company may impose stop transfer instructions restricting transfers in violation thereof. Any attempted transfer made in violation of any such restrictions shall be void and without effect.

5.   REGISTRATION RIGHTS

     5.1.  TERMINATION OF REGISTRATION RIGHTS

           The right of any Holder to request registration or inclusion in any registration pursuant to this Section 5 shall terminate at such time as all shares of Registrable Securities held by such Holder may immediately be sold under Rule 144 (or any similar provision then in force) within a three (3) month period (whether or not Rule 144(k) is then applicable).

     5.2.  DEMAND REGISTRATION

           (a) If at any time commencing [***] after the Initial Public Offering, any Holder shall notify the Company in writing that it intends to offer or cause to be offered for public sale Registrable Securities held by it which shares have an anticipated aggregate offering price, net of underwriting discounts and commissions, equal to more than [***], based on the market price of the shares of Common Stock at the time the Holder so notifies the Company (a "Demand Registration"), then the Company will:

           (i) promptly give written notice of the proposed registration or qualification to all other Holders of Registrable Securities, which Holders may request in writing within [***] after receipt of such notice that Registrable Securities held by them be included in such Demand Registration, and the number of Registrable Securities requested to be so included shall be deemed a part of such Demand Registration; and

           (ii) as soon as practicable use reasonable efforts to effect such registration or qualification (including, without limitation, the execution of an undertaking to file post-effective amendments, and appropriate compliance with any other governmental requirements or regulations) as may be so requested and as is reasonably necessary to permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as is specified in such request; PROVIDED THAT the Company will not be obligated to effect [***] Demand Registrations pursuant to a request under this Section; provided, further, however, that a registration shall not count as a Demand Registration pursuant to Section 5.2 unless [***] are sold pursuant to such registration statement.

           (b) The Company shall not be required to file a registration statement with the SEC pursuant to this Section 5.2 at any time during the period beginning when it has commenced registration procedures (whether by means of holding discussions with an underwriter or commencing preparation of the registration statement) with respect to the filing of another registration statement (other than on Form S-8 or S-4) of the Company with the SEC which it in good faith expects to file within [***] and ending the earliest of (A) the abandonment of such other offering, (B) [***] after the effective date of such other registration statement relating to the other offering or, (C) the termination of any market stand-off time period agreed to pursuant to Section 5.12(b). The Company shall have the right to defer the filing of a registration statement (the "Delay Right") with the SEC for up to [***] after such filing would otherwise be required hereunder if the Company shall furnish to the Holder a certificate signed by the President of the Company stating that, in the good faith judgment of the Company, it would be materially detrimental to the interests of the Company for such registration statement to be filed at such time, and if the Company shall have furnished such certificate then the Company shall have the right to defer the filing of such registration statement for an additional period of up to [***] if the Company shall furnish to the Holder a copy of a resolution of the Board of Directors, certified by the Secretary of the Company, to the effect that, in the good faith judgment of the Board of Directors, it would be materially detrimental to the interests of the Company for such registration statement to be filed at such time because: (A) the filing of registration statement could jeopardize or delay any contemplated material transaction other than a financing plan involving the Company or would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (B) the Company is then not able to comply with SEC requirements applicable to the requested registration (notwithstanding its reasonable efforts to so comply). Notwithstanding the foregoing, the Company shall not be permitted to exercise a Delay Right more than [***] and the Company shall not impose a Delay Right for any period that is longer than necessary to address the circumstance or circumstances that exist during the period in which the Delay Right is invoked which cause the Company to require the Delay Right. The Company shall not be required to effect more than [***] during any [***] period pursuant to this Section 5.2.

           (c) If the Holder or Holders of a majority in number of the Registrable Securities to be registered in a Demand Registration under this
Section 5 so elect, the offering of such Registered Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the participating Holders. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 5.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Subject to subsection 5.2(d), the Company and at the option of the Company any other holder of Common Stock may include in any registration pursuant to this Section 5.2 additional shares of Common Stock.

           (d) Notwithstanding any other provision of this Section 5.2, if the underwriters determine, in good faith, that marketing factors require a limitation of the number of shares to be underwritten, the underwriters may limit in their sole discretion the number of

Registrable Securities and other shares of Common Stock to be included in the registration and underwriting subject to the terms of this subsection 5.2(d). The Company shall so advise all holders of the Company's securities that would otherwise be registered and underwritten pursuant to such registration, and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated in the following manner: shares, other than Registrable Securities and other securities requested to be included in such registration by stockholders pursuant to other registration rights shall be excluded, and, if a limitation on the number of shares is still required, the number of securities that may be included shall be allocated,


                               [***]

If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

     5.3.  PIGGY-BACK REGISTRATIONS

           (a) If at any time the Company shall determine to register for its own account or the account of others under the Securities Act any shares of Common Stock (other than (i) pursuant to the Initial Public Offering, (ii) on Form S-4 or Form S-8 or their then equivalents relating to shares of Common Stock to be issued in connection with any acquisition of any entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans, or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities), it shall send to the Holders written notice of such determination and, if within [***] after receipt of such notice, any Holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such Holder requests to be registered. Any Registrable Securities shall be included subject to the same terms and conditions as the other Common Stock proposed to be registered.

           (b) The Company's obligation to use its reasonable efforts to include Registrable Securities in a registration pursuant to this Section 5.3 is subject to the following limitations, conditions and qualifications:

           (i) If, at any time after giving such written notice of its intention to effect a registration, and prior to the effective date of any registration statement filed in connection with such notice, the Company shall determine for any reason in its sole discretion not to register such securities, the Company may, at its election and in its sole discretion, delay such registration or cease any further pursuit thereof, in which case the Company shall provide notice of its decision to any Holders that elected to participate in such registration.

           (ii) Notwithstanding any other provision of this Section 5.3, if the underwriters determine, in good faith, that marketing factors require a limitation of the number of shares to be underwritten, the underwriters may limit in their sole discretion the number of Registrable Securities and other shares of Common Stock to be included in the registration and underwriting, or may exclude Registrable Securities or other securities entirely from such registration and underwriting subject to the terms of this subsection 5.3(b). The Company shall so advise all holders of the Company's securities that would otherwise be registered and underwritten pursuant to such registration, and the number of shares of such securities, including Registrable Securities, that may be included shall be allocated in accordance with the following priorities:

                            [***]

The respective ownership percentages of any Person for purposes of prorating any underwriting cutback or participation under this Section 5.3 shall be measured as of the date of the effectiveness of the registration statement for which such ownership percentages are being calculated. [***]

           (iii) In connection with any offering involving an underwriting under this Section 5.3, the Company shall not be required to include any Holder's securities in such underwriting unless such Holder accepts the pricing and other terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other Persons entitled to select the underwriters).

           (c) Subject to the terms and conditions of this Agreement, Holders of Registrable Securities may exercise piggy-back registration rights under this
Section 5.3 at any time or from time to time, so long as such Holders continue to hold Registrable Securities.

     5.4.  OBLIGATIONS OF THE COMPANY

           Whenever required under this Section 5 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

           (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to [***] or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, that the Company shall have no obligation to pursue a registration statement pursuant to Section 5.3 if it elects in its sole discretion to delay or abandon pursuit of such registration statement; provided further that such [***] period shall be extended one day for each day that Holders are unable to sell Common Stock due to the operation of
Section 5.5(c).

           (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

           (c) Before filing a registration statement or prospectus or any amendments or supplements thereto, (i) furnish to the counsel for Holders of the Registrable Securities covered by such registration statement and the underwriters, if any, copies of such registration statement, prospectus, amendment or supplement thereto proposed to be filed; and (ii) furnish to the Holders and the underwriters, if any, such number of copies of the prospectus (including each preliminary prospectus), and such other documents as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities.

           (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or the underwriters, if any; provided that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business, (ii) to file a general consent to service of process, or (iii) subject itself to taxation in any such states or jurisdictions for which it is not already qualified to do business, subject to taxation and subject to a previously filed consent to service of process.

           (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

           (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

           (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange (or listed for quotation on the Nasdaq National Market or the

Nasdaq Stock Market) on which similar securities issued by the Company are then listed or to be listed in connection with such registration statement.

           (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

           (i) Upon receipt of such confidentiality agreements as the Company may request, make available for inspection by representatives of the Holders of a majority of the Registrable Securities being sold, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by the Holders or any such underwriter, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the registration statement.

     5.5.  CERTAIN HOLDER OBLIGATIONS

           (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5 with respect to the Registrable Securities of any selling Holder that such Holder, upon a reasonable request in writing by the Company, shall promptly furnish to the Company in writing (and signed by the Holder and stated to be specifically for use in the related registration statement, preliminary prospectus, prospectus or other document incident thereto), such requisite information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities and to permit the Company to comply with all applicable requirements of the SEC, any blue sky laws or other legal requirements including as may be necessary to accelerate the effectiveness of the registration statement.

           (b) The Company shall have no obligation with respect to any Demand Registration requested pursuant to Section 5.2 if, due to the operation of subsection 5.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 5.2(a).

           (c) Upon receipt of any notice from the Company that the Company has become aware that the prospectus (or any preliminary prospectus) included in any registration statement filed pursuant to Section 5.2 or 5.3 hereto, as then in effect, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering the same until receipt of a supplemental or amended prospectus from the Company, and, if so directed by the Company, deliver to the Company at the Company's expense all copies in such Holder's possession of the prospectus covering the Registrable Securities that was in effect prior to such amendment or supplement.

     5.6.  EXPENSES OF REGISTRATION

           All registration expenses incident to the Company's performance of its obligations in connection with any registration of a Holder's Registrable Securities under this Section 5 including, without limitation, (i) printing expenses, fees and disbursements of counsel for the Company, (ii) amounts payable to the National Association of Securities Dealers, Inc. in connection with its review of any offering contemplated in any registration statement,
(iii) all registration and filing fees under federal and state securities laws,
(iv) expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 5.4(d), (v) reasonable fees and disbursements of no more than one counsel for the Holders, and (vi) reasonable fees and disbursements of all independent certified accountants of the Company including expenses of any special audits or "cold comfort" letters in connection with any such registration; provided, however, that the Company shall not pay any underwriting discounts and commissions or stock transfer taxes relating to the Registrable Securities. The Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 5.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered and such withdrawal is not the result of the Company's exercise of a Delay Right pursuant to the terms of Section 5.2(b) (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 5.2 (in which event such right shall be forfeited by all Holders); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 5.2.

     5.7.  ADJUSTMENTS FOR STOCK SPLITS

           All share numbers included in this Section 5, as well as in Section 2 and Section 11, are presented as of the date of this Agreement. The Company has approved a Restated Certificate of Incorporation that it may file immediately prior to the Company's Initial Public Offering, that will, among other things, effect a one-for-two reverse split of the Common Stock. To the extent that such reverse stock split is effected at any relevant time for purposes of this Agreement, or in the event that such reverse split is effected on different terms, or any other stock split, reverse stock split, stock dividend, recapitalization or reclassification with respect to the Company's Common Stock is made, then the share numbers set forth in Section 5 and Section 11 shall be appropriately adjusted upward or downward, as the case may be.

     5.8.  DELAY OF REGISTRATION

           No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration under this Section 5 as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

     5.9.  CERTAIN REPORTS

     (a) Prior to the Initial Public Offering, the Company will deliver to the Investor and each other Holder of Registrable Securities that so requests, as soon as practicable after the end of each fiscal year and each quarter, audited annual and unaudited quarterly consolidated financial statements of the Company, including a balance sheet of the Company, a statement of operations and a statement of sources and application of funds of the Company for such year or quarter, all prepared in accordance with generally accepted accounting principles.

     (b) With a view to making available to the Holders after the Initial Public Offering the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company covenants that it will after the Initial Public Offering:

     (i) make and keep public information available, as those terms are understood and defined in Rule 144 at all times from and after ninety (90) days after the Initial Public Offering;

     (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (iii) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the Initial Public Offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(C) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

     5.10. INDEMNIFICATION

           In the event any Registrable Securities are included in a registration statement under this Section 5:

           (a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities, each of such Holder's officers, directors, employees and each Person controlling such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any registration, qualification, compliance or other matters effected pursuant to this Section 5, against all claims, losses, damages, and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law based upon any of the following statements, omissions, allegations or violations (collectively, a "Violation"): (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (whether preliminary or final, if any), registration statement or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance. The Company will reimburse, as incurred, each such Holder, and each such director, officer, employee, and controlling Person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense, arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein. This indemnity will be in addition to any liability which the Company may otherwise have. The Company shall also indemnify underwriters participating in a distribution covered by a registration statement, their officers and directors and each Person who controls such Persons to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

           (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, officers and employees, each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this subsection 5.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 5.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this subsection 5.10(b) exceed the gross proceeds from the offering received by such Holder.

           (c)   Promptly after receipt by an indemnified party under this
Section 5.10 of notice of the commencement of any action, claim or proceeding (including any governmental investigation or inquiry), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires (whether alone or jointly with any other indemnifying party similarly noticed), to assume the defense thereof with counsel selected by the indemnifying party (but subject to the reasonable approval of the indemnified party); provided, however, that the indemnified party may participate in the defense with separate counsel at its own expense, and provided further that if representation of an indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual conflict of interest between such indemnified party and the indemnifying party in such proceeding, then such indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses thereof to be paid by the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise thereunder this
Section 5.10. The indemnified party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld.

           (d) If the indemnification provided for in this Section 5.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 5.10 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this subsection 5.10(d), an indemnified party shall not be required to contribute any amount in excess of the amount by which the total price at which the securities sold by such indemnified party or its affiliated indemnified party and distributed to the public were offered to the public exceeds the amount of any damages which such indemnified party, or its affiliated indemnified party, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

           (f)   The obligations of the Company and Holders under this
Section 5.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 5.

     5.11. ASSIGNMENT OF REGISTRATION RIGHTS

           The rights to cause the Company to register Registrable Securities pursuant to this Section 5 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who
(a) receives such Registrable Securities pursuant to a transfer made in compliance with the right of first purchase contained in Section 4 of this Agreement and any other restrictions on transfer contained herein or imposed by law and (b)(i) after such assignment or transfer, holds [***] of Registrable Securities (subject to adjustment in accordance with Section 5.7), (ii) is a subsidiary, parent, general partner, limited partner or retired partner of a Holder or (iii) is a Holder's family member or trust for the benefit of an individual Holder; provided that in each case: (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (y) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 5.12 below; and (z) such assignment of registration rights shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 5.

     5.12. "MARKET STAND-OFF" AGREEMENT

           Except as set forth in Section 4.1 in connection with the Company's Initial Public Offering, the Investor hereby agrees that, and each assignee of registration rights hereunder shall agree that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer, contract to sell, grant any option to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of, any shares of Common Stock (except any Registrable Securities included in such registration), or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock, without the prior written consent of the Company (other than to donees who agree to be similarly bound); provided, however, that:

           (a) such market stand-off agreement shall be applicable only to registration statements of the Company that cover Common Stock to be sold in an underwritten offering;

           (b) such market stand-off time period shall not exceed [***] or such shorter period of time as may be applicable to similar lock-up agreements signed by the executive officers of the Company and/or all holders of greater than [***] of the then issued and outstanding shares of the Common Stock with respect to the offering in question; and

           (c) such market stand-off agreement shall be applicable only to those Holders (and their respective affiliates) whose aggregate beneficial ownership interest in the shares of the Common stock exceeds [***] of the then issued and outstanding shares of the Common Stock.

     5.13. RESTRICTIONS ON CERTAIN SALES BY THE COMPANY

           If requested to by the underwriters in connection with a registration statement filed pursuant to Section 5.2 of this Agreement, the Company will not file a registration statement under the Securities Act with respect to any offering of additional shares of Common Stock (other than on Form S-8 or Form S-4) for a period of up to [***] from the effectiveness of the registration statement filed under such Section 5.2 unless the Company is required to file a registration statement during the time pursuant to registration rights of a third party outstanding as of the date of this Agreement, but in no event will the Company cause such registration statement to be declared effective by the SEC prior to the end of such [***] period.

6.   CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT CLOSING

     The obligations of the Investor under this Agreement are subject to the fulfillment on or before the Closing Date (except as otherwise noted below) of each of the following conditions, the waiver of which shall not be effective unless the Investor consents in writing thereto:

     6.1.  REPRESENTATIONS AND WARRANTIES

           The representations and warranties of the Company contained in
Section 2 shall remain true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     6.2.  PERFORMANCE

           The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

     6.3.  COMPLIANCE CERTIFICATE

           The President of the Company shall deliver to the Investor on the Closing Date a certificate stating that the conditions specified in Section 6.1 and 6.2 have been fulfilled.

     6.4.  LICENSE AGREEMENT

           The Investor and the Company shall have executed and delivered the License Agreement.

     6.5.  OPINION OF COMPANY COUNSEL

           The Investor shall have received from Morrison & Foerster LLP, counsel for the Company, an opinion, dated as of the Closing Date, in the form attached hereto as EXHIBIT B.

     6.6.  UNITS OFFERING

           In the event of an Initial Public Offering involving the sale of units, the applicable condition specified in the last sentence of the definition of "Initial Public Offering" shall have been satisfied.

7.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING

     The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions by the Investor:

     7.1.  REPRESENTATIONS AND WARRANTIES

           The representations and warranties of the Investor contained in
Section 3 shall remain true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     7.2.  PERFORMANCE OF OBLIGATIONS

           The Investor shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Investor on or before the Closing Date.

     7.3.  PAYMENT OF PURCHASE PRICE

           Pursuant to the Closing Date in connection with the Company's Initial Public Offering, the Investor shall have delivered the cash portion of the purchase price specified in Section 1.1 and the Promissory Note.

     7.4.  LICENSE AGREEMENT

           The Investor and the Company shall have executed and delivered the License Agreement.

     7.5.  UNITS OFFERING

           In the event of an Initial Public Offering involving the sale of units, the applicable condition specified in the last sentence of the definition of "Initial Public Offering" shall have been satisfied.

8.   STANDSTILL COVENANT

     8.1.  STANDSTILL AGREEMENT

           The Investor agrees that, except as specifically permitted by this Agreement (including the purchase of the Common Stock contemplated to be issued to the Investor under this Agreement) or unless specifically requested in writing in advance by the Company (without any prior solicitation or request (or other act encouraging the delivery of such a writing) having been made to the Company's Board of Directors), upon the approval of the Company's Board of Directors, the Investor and each of its Affiliates ("Affiliates" shall mean any Person that controls, is controlled by, or is under common control of the Investor) will not in any manner, directly or indirectly:

           (a) in any manner acquire, or offer or agree to acquire, directly or indirectly, any securities or property of the Company or any of its successors or subsidiaries (or any direct or indirect rights, options or interests therein), provided that the Investor may acquire securities if after the acquisition thereof the Investor and its affiliates would hold in the aggregate less than [***] of the then total voting power of the Company (calculated in accordance with Rule 13d-3 under the Exchange Act) (such percentage limitation being the "Percentage Limitation"); provided, however, that the Investor shall not be required to dispose of those shares of capital stock held in excess of the Percentage Limitation solely because the Company has purchased and retired shares of its outstanding capital stock;

           (b) solicit proxies or consents or become a "participant" in a "solicitation" (as such terms are defined or used in Regulation 14A under the Exchange Act) of proxies or consents with respect to securities of the Company or any of its successors or subsidiaries in opposition to the recommendation of the majority of the Board of Directors of the Company or initiate any stockholder proposal or "election contest" (as such term is defined or used in Rule 14a-11 of the Exchange Act) with respect to the Company or any of its successors or subsidiaries or induce others to initiate the same;

           (c) take any action for the purpose of convening a stockholders' meeting of the Company or any of its successors or subsidiaries;

           (d) make any proposal or any public announcement relating to, or submit to the Company or any of its directors, officers, representatives, trustees, employees, attorneys, advisors, agents or affiliates any proposal for, a tender or exchange offer for securities of the Company or any of its successors or subsidiaries, the acquisition of securities that would result in the Investor exceeding the Percentage Limitation or a merger, business combination, sale of assets, liquidation, restructuring, recapitalization or other extraordinary corporate transaction relating to the Company or any of its successors of subsidiaries (other than the establishment of joint ventures, licenses or other transactions in the ordinary course of business) or take any action that might require the Company or any of its successors or subsidiaries to make any public announcement regarding any of the foregoing;

           (e) deposit securities held by it into a voting trust or subject the securities to voting agreements, or grant any proxy with respect to any securities to any person not designated by the Company;

           (f) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of acquiring, holding, voting or disposing of securities of the Company or any of its successors or subsidiaries or taking any other actions restricted or prohibited under clauses (a) through (e) above;

           (g) disclose any intention, plan or arrangement inconsistent with the foregoing;

           (h) advise, assist or encourage any other person in connection with any of the foregoing;

           (i) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to, or aid, abet or encourage any action prohibited by, any of the foregoing; or

           (j) make (publicly or to the Company or any of its directors, officers, representatives, trustees, employees, attorneys, advisors, agents, affiliates or security holders, directly or indirectly) any request or proposal to amend, waive or terminate any provision of this Section 8.1 or any inquiry or statement relating thereto.

     8.2.  EXCEPTIONS

           Notwithstanding any provision of this Section to the contrary, the preceding provisions shall terminate on the following events:

           (a) the expiration of the [***] commencing on the date of this Agreement;

           (b) any person or 13D Group (other than an Affiliate of the Investor) shall have announced or commenced a tender offer or exchange offer for more than [***] of the then outstanding shares of Common Stock (including any other outstanding voting securities) of the Company;

           (c) the date upon which a person acquires more than [***] of the voting power of the Company whether by way of tender or exchange offer or otherwise;

           (d) in the event the Company hereafter issues to a third party (other than a public offering for the account of the Company in which other third parties also purchase shares of capital stock pursuant to substantially the same terms and conditions) more than [***] of its then outstanding capital stock without requiring such third party to enter into a standstill agreement with provisions substantially as restrictive as those set forth in this
Section 8;

           (e) in the event that the Investor and its Affiliates cease to own more than [***] of the then outstanding voting securities of the Company; or

           (f) in the event that the Company or any third party initiates any transaction of the type described in Section 8.1(d) above.

           Notwithstanding anything to the contrary contained herein, the provisions of this Section 8 shall only be applicable at such time as Interneuron Pharmaceuticals Inc. does not beneficially own more than [***] of the voting power of the Company.

           For purposes of this Section, a "13D Group" means any group of persons formed for the purpose of acquiring, holding, voting or disposing of securities of the Company that would be required under the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on
Schedule 13D with the SEC as a person within the meaning of section 13(d)(3) of the Exchange Act if such group beneficially owns sufficient securities to require such a filing.

           All of the provisions of Section 8.1 shall be reinstated and shall apply in full force according to their terms in the event that: (x) if the preceding provisions of Section 8.1 shall be terminated as a result of a tender offer, such tender offer (as originally made or as extended or modified) shall have terminated without closing prior to the commencement of a tender offer by the Investor or any of its Affiliates that would have been permitted to be made pursuant to the preceding provisions of this paragraph as a result of such third party tender offer or (y) any tender offer by the Investor or any of its Affiliates (as originally made or as extended or modified) that was permitted to be made pursuant to the preceding provisions of this paragraph shall have terminated without closing. Upon the closing of any tender offer for or acquisition by the Investor or its affiliates of any securities of Company or rights or options to acquire under such securities that would have been prohibited by the preceding provisions but for the provisions of this section, all provisions of this section shall terminate.

9.   CERTAIN INITIAL PUBLIC OFFERING MATTERS

     9.1.  REGISTRATION OF STOCK

           The Investor shall review the terms and disclosure contained in any registration statement applicable to the Company's Initial Public Offering and the Company shall provide the Investor with copies of such registration statement and give the Investor reasonable opportunity to review such registration statement. The disclosure contained in any such registration statement shall be deemed incorporated by reference in this Agreement and made a part hereof. Company shall give the Investor reasonable notice of the anticipated Closing Date in connection with the Initial Public Offering.

     9.2.  USE OF PROCEEDS

           The Company shall use the proceeds of any sale of Common Stock to the Investor pursuant to a registration statement in connection with an Initial Public Offering for the purposes set forth in the "Use of Proceeds" section of such registration statement.

     9.3.  COMMON STOCK PURCHASE

           The Investor acknowledges that the Company's Initial Public Offering may consist of an offering of Units consisting of Common Stock of the Company and other securities of the Company or Interneuron Pharmaceuticals Inc. In the event of such an Initial Public Offering, the Investor's participation (upon the Company's election for the Investor to participate) in connection with the Initial Public Offering shall apply solely to shares of the Company's Common Stock and not to any other securities that constitute a portion of such Unit offering.

10.  MISCELLANEOUS

     10.1. SURVIVAL OF WARRANTIES

           All representations and warranties contained herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the party benefiting from any such representation or warranty, and shall survive the Closing Date to the extent of applicable statutes of limitations; PROVIDED, HOWEVER, that the representations and warranties of this Agreement shall not be construed so as to constitute representations and warranties concerning circumstances existing after any date specifically referred to therein, or the Closing Date, as the case may be. All covenants and agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

     10.2. PUBLIC ANNOUNCEMENTS

           Except as required by applicable law or regulations, the Company and the Investor shall jointly approve any public announcements relating to the transactions described herein or the relationship between the parties. Each party agrees to cooperate with the other in the preparation of any governmental filing relating to the transactions contemplated hereby and to use reasonable efforts to disclose to the other information to be contained in any such governmental listing that relates to this Agreement.

     10.3. SUCCESSORS AND ASSIGNS

           Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Common Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor the Investor shall assign this Agreement or any rights hereunder without the prior written consent of the other.

     10.4. GOVERNING LAW

           This Agreement shall be governed by and construed and enforced under the laws of the State of California.

     10.5. COUNTERPARTS

           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.6. TITLES AND SUBTITLES

           The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     10.7. NOTICES

           All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or confirmed facsimile if sent during normal business hours of the recipient; if not sent during such normal business hours, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and the Investor at their addresses as set forth on and with copies as designated on the signature page hereof or at such other addresses as the Company or the Investor may designate by ten (10) days' advance written notice to the other parties hereto.

     10.8. FINDER'S FEES

           Each party represents and warrants that it neither is nor will be obligated for any finders' fee or commission in connection with the transactions contemplated by this Agreement.

The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

            The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     10.9.  EXPENSES

            Each party hereto shall pay all of its own costs and expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated herein, whether or not such transactions are consummated.

     10.10. AMENDMENTS AND WAIVERS

            Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 10.10 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.

     10.11. SEVERABILITY

            If one or more provisions of this Agreement are held to be unenforceable under applicable law, then (i) such provision shall be excluded from this Agreement, (ii) the parties shall make reasonable efforts to negotiate such alternative provisions in lieu of the excluded term of this Agreement in order to carry out the purpose and intentions of this Agreement, and (iii) the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     10.12. BREACH; STATUS OF LICENSE AGREEMENT

            Any default by the Investor of its obligation to purchase any Common Stock pursuant to this Agreement, shall constitute a material breach of the License Agreement and shall be grounds for termination thereof. Notwithstanding the foregoing, no termination of the License Agreement, except a termination by the Investor as a result of a material breach thereof by the Company, will in any way affect the Investor's obligations hereunder.

     10.13. SPECIFIC ENFORCEMENT

            The Company and the Investor acknowledge and agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and it would be extremely impracticable and difficult to measure damages. Accordingly, in addition to any other rights and remedies to which the parties may be entitled by law or equity, the parties shall be entitled to an injunction or injunctions to prevent or cure breached of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, and the parties expressly waive (i) the defense that a remedy in damages will be adequate and
(ii) any requirement, in an action for specific performance, for the posting of a bond.

     10.14. ENTIRE AGREEMENT

            This Agreement, the License Agreement and the documents referred to herein and therein constitute the entire agreement among the parties and supersede any prior term sheets, discussions, commitments or writings of any kind with respect to the subject matter hereof. No party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     10.15. FURTHER ASSURANCES

            Each party shall execute and deliver such additional instruments, documents or other writings as may be reasonably requested by the other party in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     10.16. ATTORNEYS' FEES

            If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     10.17. LEGENDS

            It is understood that the certificates evidencing any Common Stock that constitutes "restricted securities" may bear, if applicable, one or all of the following legends:

            (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

            (b) "The shares represented by this certificate may be transferred only in accordance with the terms of a Stock Purchase Agreement, dated as of December 31, 1996,


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

between the Company and the stockholder, a copy of which is on file with the Secretary of the Company."

            (c) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

11.  CERTAIN DEFINITIONS

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" per share of the Common Stock, on any given date, shall be calculated as follows:

            (i) If the Common Stock is purchased other than in connection with the Initial Public Offering, the Fair Market Value per share shall equal the average of the daily market prices of the Common Stock for the twenty (20) consecutive trading days immediately preceding the fifth day prior to such date. The daily market price for each such trading day shall be: (x) if the Common Stock is listed or admitted to trading on any securities exchange in the United States, the closing price, regular way, on such day on the principal securities exchange in the United States on which the Common Stock is traded, and (y) if the Common Stock is not then listed or admitted to trading on any such securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices in the United States on such day, as reported by a reputable quotation source designated by the Company. If the Common Stock is not registered under the Exchange Act, the Company and the Investor shall attempt in good faith to reach agreement regarding the fair market value thereof based upon, among other factors, any recent prices for Common Stock sold by the Company to independent third parties in arm's length transactions and there shall be no discount applied by reason of the illiquidity of the Common Stock in question. If the Investor and the Company are not able to reach an agreement, the Investor and the Company shall either agree on a single independent investment bank of recognized national standing to determine the Fair Market Value of the Common Stock or, if the Investor and the Company cannot agree on a single investment bank, each of the Investor and the Company shall appoint an independent investment bank of recognized national standing with experience involving development stage biotechnology companies and the Fair Market Value of the Common Stock shall be mutually determined by the two investment banks. If the two investment banks are not able to reach agreement on the Fair Market Value, then they shall appoint a third independent investment bank of recognized national standing with experience involving development stage biotechnology companies and the Fair Market Value shall be determined as follows: The investment banks appointed by the Investor and the Company shall each submit a final proposed Fair Market Value for the Common Stock after consultation with their respective clients and if the valuations differ by less than 10% (based upon the higher valuation), then the Fair Market Value shall be the mid point of the two proposals and if the valuations differ by more than 10%, then the independent investment bank shall select whichever Fair Market Value better approximates what such independent investment bank determines is the Fair Market Value of the Common Stock. Each party shall pay the costs,


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

fees, and expenses of its respective investment bankers and the parties shall split the costs of the third investment banker.

            (ii) If the Common Stock is purchased in connection with the Initial Public Offering, the Fair Market Value per share shall equal the "Price to Public" established for such Initial Public Offering in the case of an underwritten Initial Public Offering of Common Stock, or that portion of the Price to the Public attributable to the Common Stock as determined in good faith by the Company's Board of Directors (after consultation with its financial advisors) in the case of an underwritten Initial Public Offering of Units or other combinations of securities that includes more than solely shares of the Company's Common Stock. If the Initial Public Offering occurs other than by means of an underwritten offering, the Fair Market Value of the Common Stock shall be determined by agreement between the Company and the Investor based upon the market price for such Common Stock (or anticipated market price in the event of an agreement prior to trading of such Common Stock). If the parties fail to reach agreement regarding such Fair Market Value they shall follow the procedures outlined in clause (i) above of this definition of "Fair Market Value" by selecting one or more investment banks to facilitate resolution of the valuation dispute except that the valuation principles applicable to such dispute resolution procedure shall be based upon, among other factors, the market price of the Common Stock as well as any anticipated changes in market prices based upon how securities of companies in similar circumstances have traded and there shall be no discount applied by reason of the illiquidity of the Common Stock in question.

            "Holder" or "Holders" shall mean (i) the Investor, and (ii) a holder of [***] Registrable Shares (subject to adjustment as provided in Section 5.7) to whom registration rights have been assigned pursuant to
Section 5.11 hereof.

            "Initial Public Offering" shall mean (i) an underwritten initial public offering of the Common Stock by the Company registered under the Securities Act of which the aggregate offering price attributable to the Common Stock is [***] (not including the Common Stock to be issued to the Investor under this Agreement), (ii) a merger, spin-off or other transaction (including a series of financings) as a result of which the Company becomes subject to the reporting requirements of Section 12 or 15(d) of the Exchange Act and after which the Company has a minimum public float [***] shares of the Common Stock (subject to adjustment as provided in Section 5.7) having a value [***] (not including the Common Stock to be issued to the Investor under this Agreement), or (iii) any other series of transactions which meet the requirements of (i) or (ii) above. In the event that an Initial Public Offering is structured as an offering of units that include securities other than solely shares of Common Stock of the Company, the terms of such offering must contemplate that the Common Stock will trade separately in the public markets not later than the [***] and one of the following three conditions shall be satisfied prior to the Investor's purchase of the Common Stock in connection with the Initial Public Offering (the Company may elect which of such conditions it chooses to satisfy): [***]

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




                                [***]





            "Person" shall mean any individual, corporation, firm or other enterprise, association, organization, or other legal entity.

            "prospectus" shall mean the prospectus included in any registration statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the
Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such registration statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

            "register," "registered" and "registration" refer to a registration effected by filing with the SEC a registration statement in compliance with the Act and the declaration or ordering by the SEC of the effectiveness of such registration statement.

            "Registrable Securities" shall mean any shares of the Common Stock originally sold to the Investor under this Agreement that constitute "restricted securities" under the Securities Act upon completion of such sale and any Common Stock issued or issuable in respect of such shares of Common Stock pursuant to any split, reverse stock split, stock dividend, recapitalization or reclassification or similar transaction.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


               THE COMPANY:  PROGENITOR, INC.,
                             a Delaware corporation


                             By: /s/ Douglass B. Given
                                 ------------------------------------------

                             Name:   Douglass B. Given
                                    ---------------------------------------

                             Title:  President & Chief Executive Officer
                                    ---------------------------------------


                   ADDRESS:  1507 Chambers Road
                             Columbus, OH 43212-1566
                             Attention:  Chief Executive
                             Officer
                             Fax:  (614) 488-0404


            WITH A COPY TO:  Morrison & Foerster LLP
                             425 Market Street
                             Sa n Francisco, CA 94105-2482
                             Attention:  Gavin B. Grover, Esq.
                             Fax:  (415) 268-7522


              THE INVESTOR:  AMGEN INC.,
                             a Delaware corporation



                             By:  /s/ George A. Vandeman
                                 ------------------------------------------

                             Name:    George A. Vandeman
                                   ----------------------------------------

                             Title: Sr. V.P., General Counsel and Secretary
                                    ---------------------------------------

                   ADDRESS:  1840 DeHavilland Drive
                             Thousand Oaks, CA 91320
                             Attention:  Corporate Secretary
                             Fax:  (805) 499-6058

            WITH A COPY TO:  Latham & Watkins
                             633 W. Fifth Street, Suite 4000
                             Los Angeles, CA 90071
                             Attention:  Gary Olson, Esq.
                             Fax:  (213) 891-8763


                                       34